Exhibit 99(a)

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST VIRGINIA BANKS, INC.

ANNUAL MEETING OF STOCKHOLDERS

June 26, 2003

10:00 a.m. local time

The undersigned hereby appoints Kenneth W. Fitchett, Hope G. Langan and Dana D. Schalk (the Proxy Committee) as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the shares of stock of FIRST VIRGINIA BANKS, INC., standing in the name of the undersigned at the Annual Meeting of Stockholders to be held on Thursday, June 26, 2003, at the Hilton McLean Tysons Corner, Ballroom Level, 7920 Jones Branch Drive, McLean, Virginia, at 10:00 a.m., local time, and any adjournment thereof, in accordance with instructions given in this proxy and, at their discretion, upon any other business not now known which properly may come before the meeting, all as more fully set forth in the accompanying proxy statement, receipt of which is acknowledged.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

Fold and Detach Here

FIRST VIRGINIA BANKS, INC.—ANNUAL MEETING, JUNE 26, 2003

YOUR VOTE IS IMPORTANT!

PLEASE VOTE

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

PLEASE MARK YOUR VOTES

AS INDICATED IN THIS EXAMPLE                ☒

1.

The proposal to approve the Agreement and Plan of Reorganization, dated as of January 20, 2003, between First Virginia Banks, Inc. and BB&T Corporation and a related plan of merger providing for the merger of First Virginia with and into BB&T.

		For ( )	Against ( )	Abstain ( )
2.	The election as directors of all of the nominees listed below, except as marked to the contrary	For ( )	Withhold ( )	For All Except ( )
(01) Jennifer S. Banner (02) Barry J. Fitzpatrick (03) Lawrence T. Jennings (04) W. Lee Phillips (05) Albert F. Zettlemoyer
Instruction: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) in the space provided below.
3.

The proposal to approve the adjournment of the annual meeting, if necessary, to permit further solicitation of proxies, in the event that there are not sufficient votes at the time of the annual meeting to approve the above proposals.

		For ( )	Against ( )	Abstain ( )

If no instructions are specified above, this proxy will be voted “FOR” each of the proposals listed.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, write in the full corporate or partnership name and have the President or other authorized officer sign. If shares are held jointly, each holder should sign, but only one signature is required.

Please be sure to sign and date this Proxy in the box below.	Mark here if you plan to attend the meeting	☐

Date	Mark here for address change and note change	☐

Stockholder sign above

Co-holders (if any) sign above

***IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW***

Fold and detach here if you are returning your proxy card by mail

INSTRUCTIONS FOR VOTING YOUR PROXY

Stockholders of record have three alternative ways of voting their proxies:

1.  By Mail (traditional method); or

2.  By Telephone (using a Touch-Tone Phone); or

3.  By Internet

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card. Please note all votes cast via the telephone or internet must be cast prior to 12 midnight, June 25, 2003.

Vote by Telephone	Vote by Internet

It’s fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-888-216-1323.	It’s fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:	Follow these four easy steps:

1. Read the accompanying Proxy Statement and Proxy Card.	1. Read the accompanying Proxy Statement and Proxy Card.

2. Call the toll-free number 1-888-216-1323.	2. Go to the Website https://www.proxyvotenow.com/fvb

3. Enter your 9 digit Control Number located on your Proxy Card below.	3. Enter your 9 digit Control Number located on your Proxy Card below.

4. Follow the recorded instructions.	4. Follow the recorded instructions.

Your vote is important!	Your vote is important!

Call 1-888-216-1323 anytime!	Go to https://www.proxyvotenow.com/fvb

IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET. PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY TELEPHONE, INTERNET OR BY MAIL, WILL BE THE VOTE COUNTED.	FOR TELEPHONE/ INTERNET VOTING: CONTROL NUMBER